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                                                                  Exhibit 10.27

CONTRACT Of EMPLOYMENT AND STATEMENT OF TERMS AND CONDITIONS PURSUANT TO THE EMPLOYMENT RIGHTS ACT 1996 (ref: kccont1.doc)

Employer's name:               FIRSTMARK COMMUNICATIONS SERVICES EUROPE LIMITED
                               ("the Company")

Address:                       Hillgate House, 26 Old Bailey, London EC4M 7HS

Employee's Name:               Keith Cornell

Address:                       3 Windsor Forest Court, Mill Ride Golf Course,
                               Ascot, Berkshire, SL5 8LT

In order to comply with the provisions of the Employment Rights Act 1996 this statement gives particulars of your terms of employment with the Company and certain other matters, which form part of your contact of employment unless expressly indicated otherwise.

1.    Commencement of Employment

1.1 Your period of continuous employment with the Company commenced on 27 September 1999.

1.2 No employment with a previous employer counts as part of your period of continuous employment with the Company.

2.    Job Title and Duties

2.1 You are employed as Senior Vice President of Business Development or in such other position as the Company may from time to time assign to you.

2.2 You will perform such duties as may be required of you by your manager. The Company may require that you perform duties for any associated company from time to time.

2.3   Whilst in the Company's employment you must:

      (a) during your hours of work devote the whole of your time, attention and abilities to the business of the Company,

      (b) use your utmost endeavours to promote the interests of the Company and observe the utmost good faith towards the Company, and

      (c) comply with all the Company's rules, regulations and policies from time to time in force and as set out in the Company's employee handbook (August 1999 version). You will be given reasonable notice of any changes to the Company's rules, regulations and policies.

3. Remuneration

3.1 Your basic salary is 200,000 Euros per annum (or such other sum as shall be agreed from time to time) payable in equal monthly instalments one month in arrears on or around the last working day of the month.

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3.2   The Company shall be entitled to deduct from your salary or from any other payments due to you any amount which the Company is required by law to deduct (including without limitation PAYE or National Insurance) and any amount which is owed by you to the Company.

3.3 The Directors of the Company shall, with effect from the date of commencement of your employment, grant to you an option to subscribe for 150 stock options of FirstMark Communications Europe SCA ("FMCE") at a subscription price as close to zero as is permitted under the laws of Luxembourg and 650 stock options at current market value, being US$2,200 per share. The grant of stock options shall be subject to, and shall be governed by, scheme rules to be established by FMCE. The grant of 150 stock options will vest over a period of two years from the date of commencement of your employment and the grant of 650 options will vest over a period of four years from the date of commencement of your employment with vesting in each case taking place quarterly.

3.4 In the event that the Company is entitled to summarily dismiss you under Cause 9.3 or where you have committed any breach or default of the provisions contained in clause 13 and 14 hereof giving rise to a right of lawful termination, your entitlement to stock options (whether such stock is vested or unvested) will cease forthwith. Such cessation will be subject to the specific terms contained in the scheme rules.

3.5 You will be reimbursed any reasonably incurred relocation costs up to a maximum of (pound)20,000 (UK pounds).

4.    Hours of Work

      Your hours of work are such as may be required for the proper performance of your duties, normally between core hours of 9.00 a.m. and 5.30 p.m. and at such other times as may be appropriate without any additional remuneration.

5.    Holidays and Holiday Pay

5.1 You are entitled to 20 days' paid holiday in each holiday year in addition to UK public holidays. The Company's holiday year runs from 1 January to 31 December.

5.2 If your employment commenced or terminates part way through the holiday year your holiday entitlement will be assessed on a pro rata basis for each complete month of service. Deductions from the salary or other amounts otherwise due to you on termination of employment will be made in respect of any holidays taken in excess of entitlement.

5.3 Upon termination of your employment you will be entitled to pay in lieu of any unused holiday entitlement. The Company may require you to take unused holidays during your notice period.

5.4 Holidays must be taken at times agreed by the Company and sufficient notice of intention to take holiday must be given to your manager, whose prior written agreement to the specified dates is required.

5.5 Any holiday entitlement which remains unused at the end of the holiday year cannot be carried over into the next holiday year.

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6.    Sickness or other absence

6.1 If you are absent from work for any reason and your absence has not previously been authorised by the Company you must inform the Company by 10:00 a.m. on your first day of absence.

6.2 In respect of absence due to sickness, injury, or accident, which continues for 7 or fewer calendar days, you must on your return to work provide written reasons for your absence to your manager. In respect of absence due to sickness, injury or accident which continues for more than 7 calendar days you must, on the eighth calendar day, provide the Company with a medical certificate stating the reason for absence. Thereafter, medical certificates must be provided to the Company on a weekly basis.

6.3 If you are absent from work due to sickness, injury or accident and comply with the requirements in this clause 6 you will be paid your normal salary less any Statutory Sick Pay or other benefits to which you are entitled. Salary shall only be paid in respect of the first 6 weeks' absence, whether consecutive or aggregated over any 12 month period. Thereafter, any sick pay in excess of Statutory Sick Pay is entirely at the Company's discretion.

6.4 The Company reserves the right to require you, at any time, to undergo a medical examination conducted by a doctor nominated by the Company, at the Company's expense, and to provide a medical report.

6.5 If your sickness, injury or accident is caused by the act or omission of a third party you must, at the Company's request, include in any claim for damages against such third party a claim in respect of moneys paid by the Company under clause 6.3 and must refund to the Company any damages recovered under that head.

7.    Pension

      The Company does not operate a pension scheme applicable to your employment and a contracting-out certificate under the Pension Schemes Act 1993 is not in force in respect of your employment.

8.    Expenses

      The Company shall reimburse you in respect of all expenses reasonably incurred by you in the proper performance of your duties, subject to you providing such receipts or other evidence as the Company may require.

9.    Term

9.1 Your contract of employment will continue for a fixed period of twenty four months from 27 September 1999 and, save as provided elsewhere in this contract of employment, thereafter shall be terminable upon either party giving to the other not less than twelve months notice in writing.

9.2 The Company reserves the right to terminate your employment without notice by paying to you a sum equal to your salary and all other contractual benefits for the relevant unexpired period of your contract of employment.

9.3 The Company reserves the right to terminate your employment without notice if you are guilty of gross misconduct.

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9.4   Your employment shall in any event expire automatically on the date you reach your 60th birthday.

10.   Grievance and Disciplinary matters

10.1 If you have a grievance relating to your employment you should raise the matter with your immediate manager. If the matter remains unresolved you may take it further following the Company's normal grievance procedure a copy of which can be found in the employee handbook.

10.2 Details of the disciplinary rules applicable to all employees are set out in the Company's disciplinary procedure, a copy of which can be found in the employee handbook.

10.3 The grievance and disciplinary procedures in this clause 10 are not contractually binding on the Company and the Company may alter them, or omit any or all of their stages where it considers it appropriate.

11.   Place of Work

11.1 Your normal place of work will be at the Company offices located for the time being in London, United Kingdom or, upon reasonable notice and subject to agreement, such other premises tat the Company or associated companies may use from time to time.

11.2 Your duties may be require you to travel on business for the Company to other locations both in the United Kingdom and other countries.

11.3 You may be required to work at any of the Company's premises (or premises of any associated company) or at the premises of the Company's or an associated company's customers or suppliers within or outside the United Kingdom from time to time. You will be reimbursed for any expenses properly incurred in connection with such duties in accordance with the Company's expenses policy as amended from time to time.

12.   Collective Agreements

      There are no collective agreements applicable to you or which affect your terms of employment.

13.   Confidentiality

13.1 You will not, either during your employment (except in the proper performance of your duties) or at any time (without limit) after the termination of your employment:

      (a) divulge or communicate to any person, company, business entity or other organisation;

      (b) use for your own purposes or for any purposes other than those of the Company or any associated company; or

      (c) through any failure to exercise due care and diligence, cause any unauthorised disclosure of any trade secrets or Confidential Information relating to the Company or any associated company. These restrictions shall cease to apply to any

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            information which shall become available to the public generally otherwise than through your default.

13.2 "Confidential Information" shall include, but not be limited to, details of suppliers and their terms of business, details of customers and their requirements, the prices charged to and terms of business with customers, business plans, marketing plans and sales forecasts, financial information, results and forecasts (save to the extent that these are included in published audited accounts), details relating to any commercial, financial or operational activity of the Company or any associated company, any proposals relating to the acquisition or disposal of a company or business or any part thereof or to any proposed expansion or contraction of activities, details of employees, directors and officers and of the remuneration and other benefits paid to them, information relating to research activities, inventions, secret processes, designs, formulae and product lines, any information which you are told is confidential and any information which has been given to the Company or any associated company in confidence by customers, suppliers or other persons.

13.3 All notes, memoranda, records, lists of customers and suppliers and employees, correspondence, documents, computer and other discs and tapes, data listings, codes, designs and drawings and other documents and material whatsoever (whether made or created by you or otherwise) relating to the business of the Company or any associated company (and any copies of the same):

      (a) shall be and remain the property of the Company or the relevant associated company; and

      (b) shall be handed over by you to the Company or to the relevant associated company on demand and in any event forthwith on the termination of your employment.

14.   Post Termination Restrictions

14.1  In relation to the restrictions set out in this clause 14,

      (a) "Relevant Business" means any business undertaken by the Company and associated companies at the date of termination of your employment with which you were involved to a material degree in the 12 months immediately preceding the date of such termination.

      (b) "Relevant Person" means any person, company or other organisation who or which at any time in the period of 12 months immediately preceding the date of termination of your employment, was a supplier or customer of, or who had regular dealings with, the Company or any associated company and with whom or which you had material contact or about whom or which you obtained Confidential Information during your employment.

      (c) "Relevant Employee" means any person who, at the date of termination of your employment, was employed by the Company or an associated company at a senior level and with whom you had material contact during the period of 12 months immediately preceding the date of termination of your employment.

      (d) "Restricted Period" means the period or 12 months after termination of your

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            employment, provided that this period shall be reduced by any period during which you are not required to perform all or any of your duties pursuant to clause 19 of this statement.

14.2 You will not during the Restricted Period solicit or seek to entice away from the Company or any associated company the business or trade of a Relevant Person with the intention of supplying products or services to that Relevant Person so as to compete or seek to compete with any Relevant Business.

14.3 You will not during the Restricted Period supply products or services to or otherwise have business dealings with any Relevant Person in the course of any business or entity which is or seeks to be in competition with any Relevant Business.

14.4 You will not during the Restricted Period for your benefit or on behalf of any business or entity, offer employment to or in any way try to entice away a Relevant Employee from the Company or any associated company.

14.5 You will not during the Restricted Period be engaged on your own account or as a director, employee, partner, consultant, agent or otherwise in any business or entity which is or seeks to be in competition with any Relevant Business.

14.6 Following termination of your employment, you shall not in any way hold yourself out or permit yourself to be held out as being interested in or in anyway connected with the business of the Company or any associated company.

14.7 The restrictions set out in this clause 14 apply whether you act for your own benefit or on behalf of any company, other organisation or person and whether you act directly or indirectly.

15.   Inventions

15.1 If you make any invention (within the meaning of the Patents Act 1977), whether patentable or not, which relates to, or is capable of being used in, any business of the Company or its associated companies with which you are (at the time of making the invention) or have been (within the 2 years before that time) concerned to a material degree, you must disclose it to the Company immediately to enable the Company to determine whether, under the applicable law, the invention is the property of the Company.

15.2 As between you and the Company, the ownership of all inventions made by you will be determined in accordance with section 39 of the Patents Act 1977.

15.3 If an invention does not belong to the Company, the Company shall have the option to acquire for itself or its nominee your rights therein within three months of disclosure pursuant to clause 15.1 above on fair and reasonable terms to be agreed or, in default of agreement within one month of the exercise of the option, to be acquired at a price determined by an independent expert to be nominated in default of agreement, at the request of either you or the Company, by the President for the time being of the Chartered Institute of Patent Agents.

16.   Data Protection and Records

      By signing this statement, you acknowledge and agree that the Company is permitted to process data and sensitive personal data (as defined in the Data Protection Act 1998)

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      relating to you as part of its personnel and other records and may use such information in the course of the Company's business in accordance with the Company's registrable particulars (as defined by section 16 (1) of the Data Protection Act 1998). You agree that the Company may disclose such information to its associated companies and to third parties whether within the European Economic Area or elsewhere in the event that such disclosure is, in the Company's view, required for the proper conduct of the Company's business or that of any associated company. This clause applies to information held, used or disclosed in any medium.

17.   Previous Contracts

17.1 The contractual terms in this statement shall be in substitution for all or any existing contacts of employment entered into between you and the Company.

17.2 Except as set out in this statement and except as be mutually agreed in writing there are no other contractual terms governing your employment with the Company. Any representation or statement (whether written or oral) made to you in connection with your employment and not incorporated in this statement or mutually agreed in writing, shall be extinguished and have no effect.

18.   Definitions

      In this statement "associated company" means any holding company for the time being of the Company or any subsidiary for the time being of the Company or any such holding company (other than the Company). The expressions "holding company" and "subsidiary" shall have the meanings set out in section 736 of the Companies Act 1985.

19.   Garden Leave

      After notice to terminate your employment has been given by you or the Company, the Company may in its absolute discretion: require you to perform only such duties (including without limitation research projects) as it may allocate to you; require you not to perform any of your duties; require you not to have any contact with customers or suppliers of the Company or any associated company; require you not to have any contact with such employees of the Company or any associated company as the Company shall determine; exclude you from the premises of the Company or any associated company provided always that throughout the period of any such action referred to in this clause your salary and contractual benefits shall not cease to accrue or be paid or provided subject to the other provisions of this statement. You acknowledge that such action referred to in this clause taken on the part of the Company shall not constitute a breach of this statement nor shall you have any claim against the Company or any associated company in respect of any such action. You shall during any such period of garden leave remain readily contactable and available for work and, should you fail to make yourself available for work having been requested by the Company to attend, you shall, notwithstanding any other provision of this statement, forfeit your right to salary and contractual benefits in respect of such period of non-availability.

20.   Severability

      Each and every provision in this statement shall be read as a separate and distinct undertaking and the invalidity, legality or unenforceability of any part of this statement shall not affect the validity, legality or enforceability of the remainder.

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21.   Waiver

      No waiver by either party of any of their respective rights hereunder shall be deemed a continuing waiver of any such rights hereunder.

22.   Assignment

      The Company shall, upon giving you written notice, be entitled to assign this statement to any of its associated companies and you agree to accept any such assignment provided always that any such associated company is involved in substantially the same business as that conducted by the Company and your job title and duties will be substantially the same as at the date of assignment.

23.   Notices

23.1  Any notice to be given under this statement shall be sufficiently served:

23.2 In the case of the Employee, by being delivered either personally to him or sent by first class post, registered post or recorded delivery to his usual or last known residential address; and

23.3 In the case of the Company, by being personally delivered at, or sent by, first class post, registered post or recorded delivery addressed to the office first written above.

23.4 Any such notice in sub-clauses 23.2 and 23.3 shall be deemed served on the second day following that on which it was posted.

24.   Health & Safety

      As an employee you have personal responsibilities to do everything possible to prevent injury to yourself and to others, including:

      o working safely and efficiently by using protective equipment provided and by meeting statutory requirements
      o adhering to health and safety procedures and rules for securing a safe work place
      o     reporting accidents or defects that have led, or may lead, to injury
      o co-operating in the investigation of accidents to aid prevention of a recurrence.

      A copy of the Company's Health and Safety Policy and Procedure is posted on notice boards, and it is your duty to acquaint yourself with the various requirements set out therein.

25.   Employees Property

      The Company does not accept any responsibility or liability for any loss of, theft or damage to employees' personal property.

26.   Personal Records

      You are required to inform your manager on any matter affecting your personal records, such as change of private address, marital status, next of kin, qualifications etc.

27.   Amendments

      The Company reserves the right to reasonably amend these terms and conditions of your employment from time to time, subject to your agreement in advance (such agreement not

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      to be unreasonably withheld or delayed) and any amendments will be notified to you in writing.

28. Choice of law and Jurisdiction

      This Agreement shall be governed by and interpreted in accordance with English law and the parties hereby submit to the exclusive jurisdiction of the English courts.

Dated


/s/ Michael J. Price
--------------------------------
Signed by Michael J. Price
for and on behalf of the Company

I acknowledge that I have received a duplicate copy of this statement, have read and understood the same and agree to be bound by all the contractual terms contained in it.

Dated


/s/
--------------------------------
Signed by the Employee